                                                                   EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-04757 and 333-47079 of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) on Form S-8 and Registration Statement No. 333-41093 of Budget Group, Inc. on Form S-3 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 30, 1998